FIRST AMENDMENT TO
SEVENTH AMENDED AND RESTATED SERVICE AGREEMENT

    This First Amendment (the “First Amendment”) is to the Seventh Amended and Restated Service Agreement dated October 1, 2026, (the “Agreement”) by and between Comenity Servicing LLC (“Servicer”), a Texas limited liability company with its principal place of business at 3095 Loyalty Circle, Columbus, OH 43219 and Comenity Capital Bank (“Bank”), a Utah industrial bank, with its principal place of business at 12921 South Vista Station Boulevard, Suite 100, Draper, UT 84020.

RECITALS

WHEREAS Servicer provides certain services to Bank pursuant to the Agreement;

WHEREAS, Bank and Servicer now desire to amend the Agreement as stated below.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer agree as follows:

1.Amendments.
a.Appendix A. Services. Bank and Servicer agree to amend the Services set forth in Appendix A to the Agreement, such that certain Services are hereby added as set forth in further detail in Exhibit A hereto.

b.Appendix B. Performance Standards. Bank and Servicer agree to amend the Performance Standards set forth in Appendix B to the Agreement, such that a certain Performance Standard is hereby added as set forth in further detail in Exhibit B hereto.

2.Effective Date. The additions to the Services and Performance Standards, as set forth in Exhibit A and Exhibit B hereto, shall be effective as of October 1, 2026 (the “First Amendment Effective Date”).

3.Miscellaneous. Capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement. Other than as set forth above and in Exhibit A and Exhibit B hereto, the parties agree that the Agreement, as amended by this Amendment, shall continue in full force and effect. The parties may execute this Amendment in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

        First Amendment to
        Seventh Amended and Restated Service Agreement
        Comenity Servicing, LLC / Comenity Capital Bank
Confidential

    IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their authorized officers effective as of the date first written above.

COMENITY SERVICING LLC

By:    /s/ Tammy McConnaughey

Name: Tammy McConnaughey

Title:        President

Date:    9/29/2026

COMENITY CAPITAL BANK

By:    /s/ Bruce Bowman

Name: Bruce Bowman

Title:        President

Date:    9/29/2026

        First Amendment to
        Seventh Amended and Restated Service Agreement
        Comenity Servicing, LLC / Comenity Capital Bank
Confidential

EXHIBIT A

1.Additions. Set forth below are additional Services, all of which shall be incorporated into Appendix A to the Agreement.

Service Category	Service Description	Amended/ Added
Client Relationship Management	Provide relationship management staff to support day to day management of Bank’s client relationships.	Added
Marketing	Partner with Bank and clients to develop and execute marketing programs to acquire new customers, increase sales from existing customers, or activate customers who have become inactive.	Added
         First Amendment to
A-1
    Seventh Amended and Restated Service Agreement
         Comenity Servicing LLC / Comenity Capital Bank
Confidential

EXHIBIT B

1.Additions. Set forth below is an additional Performance Standard, which shall be incorporated into Appendix B to the Agreement.

Service Category	Performance Standard	Measuring Period	Amended/ Added
Marketing	Supply quarterly Batch Prescreen Circulation Reporting to the Bank, demonstrating Marketing Services' support of Bank brand partners and their card programs, through prescreen marketing efforts.	Q	Added

         First Amendment to
B-1
    Seventh Amended and Restated Service Agreement
         Comenity Servicing LLC / Comenity Capital Bank
Confidential